 Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Barry Hollander, Chief Financial Officer of China Nuvo Solar Energy, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Quarterly Report on Form 10-Q of China Nuvo Solar Energy, Inc. for the period ended October 31, 2011 (the Â“ReportÂ”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of China Nuvo Solar Energy, Inc.

Dated: December 20, 2011

/s/ Barry Hollander Name: Barry Hollander Title: Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided China Nuvo Solar Energy, Inc. and will be retained by China Nuvo Solar Energy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.